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                                                                      Exh. 10.3

             EQUITY INCENTIVE AWARD PLAN FOR DIRECTORS AND KEY EMPLOYEES

                                          OF

                     RJR NABISCO HOLDINGS CORP. AND SUBSIDIARIES

                (AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 1, 1996)



    RJR Nabisco Holdings Corp., a Delaware corporation, hereby adopts this Equity Incentive Award Plan for Directors and Key Employees of RJR Nabisco Holdings Corp. and Subsidiaries, which is an amendment and restatement of the Stock Option Plan for Directors and Key Employees of RJR Nabisco Holdings Corp. and Subsidiaries. The purposes of this Plan are as follows:

         (1) To further the growth, development and financial success of Holdings by providing additional incentives to certain of its Directors and Key Employees who have been or will have or be given responsibility for the management or administration of Holdings' business affairs by assisting them to become owners of capital stock of Holdings and thus to benefit directly from its growth, development and financial success.

         (2) To enable Holdings to obtain and retain the services of, and business relationships with, the type of professional, technical and managerial Employees and Directors considered essential to the long range success of Holdings by providing and offering them an opportunity to become owners of capital stock of Holdings.


                                      ARTICLE I

                                     DEFINITIONS


SECTION 1.1 - GENERAL

         Whenever the following terms are used in this Plan they shall have the meaning specified below unless the context clearly indicates to the contrary.

SECTION 1.2 - BOARD

         "Board" shall mean the Board of Directors of Holdings.


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SECTION 1.3 - CODE

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.4 - COMMITTEE

         "Committee" shall mean the Compensation Committee of the Board or any other committee appointed by the Board pursuant to Section 7.1.

SECTION 1.5 - COMMON STOCK

         "Common Stock" shall mean the Common Stock, par value $0.01 per share, of Holdings.

SECTION 1.6 - DIRECTOR

         "Director" shall mean a member of the Board.

SECTION 1.7 - ELIGIBLE DIRECTOR

         "Eligible Director" shall mean a Director who has never been an employee or officer of Holdings or any Subsidiary.

SECTION 1.8 - EMPLOYEE

         "Employee" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the
Code) of Holdings, or of any corporation which is then a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan or any other person providing goods or services to Holdings or its subsidiaries, as the Committee may determine in its discretion.

SECTION 1.9 - GRANT

         "Grant" shall mean an award made to a Participant pursuant to the Plan.

SECTION 1.10 - HOLDINGS

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         "Holdings" shall mean RJR Nabisco Holdings Corp., a Delaware
Corporation.

SECTION 1.11 - OPTION

         "Option" shall mean an option granted under the Plan to purchase Common Stock. Options include only options which are not intended to be "incentive stock options" under Section 422 of the Code.

SECTION 1.12 - OPTION PRICE

         "Option Price" shall have the meaning given in Sections 4.2 and 5.2, as appropriate.

SECTION 1.13 - OPTIONEE

         "Optionee" shall mean an Employee or Director to whom an Option is granted under the Plan.

SECTION 1.14 - PARTICIPANT

         "Participant" shall mean an Employee or Director to whom a Grant has been made.

SECTION 1.15 - PLAN

         "Plan" shall mean the Equity Incentive Award Plan for Directors and Key Employees of RJR Nabisco Holdings Corp. and Subsidiaries.

SECTION 1.16 - SECRETARY

         "Secretary" shall mean the Secretary of Holdings.

SECTION 1.17 - STOCK AWARD

         "Stock Award" shall mean the annual award, either in the form of deferred stock units or shares of Common Stock, made pursuant to ARTICLE VII.

SECTION 1.18 - SUBSIDIARY

         "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with Holdings if each of the corporations, or if each group

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of commonly controlled corporations, other than the last corporation in an unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                      ARTICLE II

                                SHARES SUBJECT TO PLAN

SECTION 2.1 - SHARES SUBJECT TO PLAN

         The shares of stock subject to Grant shall be shares of Common Stock. The aggregate number of shares of Common Stock which are available for Grants under the Plan shall not exceed 6,000,000. Shares related to Grants that are forfeited, terminated, canceled, expire unexercised, settled in cash in lieu of stock or in such manner that all or some of the shares of Common Stock covered by a Grant are not issued to a Participant, shall immediately become available for Grants.


                                     ARTICLE III

                                 GRANTING OF OPTIONS

SECTION 3.1 - ELIGIBILITY

         Any Eligible Director or key Employee of Holdings or of any Subsidiary shall be eligible to be granted Options as set forth in this Article III.

SECTION 3.2 - GRANTING OF OPTIONS TO DIRECTORS

    (a) Each Eligible Director who is elected to serve on the Board on or after March 1, 1994 shall be granted an Option to purchase an aggregate 6,000 shares of Common Stock. Such Option shall be granted only once to each Eligible Director as soon as practicable following the Director's initial election to serve on the Board and shall be subject to the terms and conditions set forth in
Article IV.

    (b) In addition to Options granted pursuant to Section 3.2(a), each Eligible Director shall receive an annual grant of an Option to purchase the number of shares of Common Stock determined pursuant to the following formula (rounded up to the next multiple of 100):

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                15,000
              ---------
              (A x .37)

Where "A" equals the final closing price of Common Stock (as reported on the New York Stock Exchange consolidated tape) on the date of grant, and the factor ".37" is derived from the growth model projection for the value of Common Stock.

    Such Option shall be granted annually on the date of such Director's election or re-election to serve on the Board; provided, however, that the grant for 1994 shall be made on October 4, 1994.

    All Options granted pursuant to this Section 3.2(b) shall be subject to the terms and conditions set forth in Article IV.

SECTION 3.3 - GRANTING OF OPTIONS TO EMPLOYEES

         The Committee shall from time to time, in its absolute discretion:

         (i) Determine which Employees are key Employees and select from among the key Employees (including those to whom Options have been previously granted under the Plan) such of them as in its opinion shall be granted Options; and

         (ii) Determine the number of shares to be subject to such Options granted to such selected key Employees; and

         (iii) Determine the terms and conditions of such Options, consistent with the Plan; and

         (iv) Establish such conditions as to the manner of exercise of such Options as it may deem necessary, including but not limited to requiring Optionees to enter into agreements regarding transferability and other restrictions with respect to shares issuable upon exercise of such Options.


                                      ARTICLE IV

                            TERMS OF OPTIONS FOR DIRECTORS

SECTION 4.1 - OPTION AGREEMENT

         The grant of Options to Eligible Directors shall be evidenced by a Stock Option Agreement, which shall be executed by the Optionee and an

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authorized officer of Holdings and which shall incorporate the terms and conditions of this Article IV and such other terms and conditions as the Committee shall determine, consistent with the Plan.

SECTION 4.2 - OPTION PRICE

    The exercise price of each share of Common Stock subject to an Option granted pursuant to Section 3.2 shall be the final closing price of Common Stock (as reported on the New York Stock Exchange consolidated tape) on the date of grant.

SECTION 4.3 - COMMENCEMENT OF EXERCISABILITY

    Options granted pursuant to Section 3.2(a) shall not be exercisable prior to six months after the date of grant, and thereafter shall be exercisable in full, subject to applicable securities regulations. Options granted pursuant to
Section 3.2(b) shall be exercisable in three installments. The first installment shall be exercisable on the first anniversary of the date of grant for 33% of the number of shares of Common Stock subject to the Option. Thereafter, on each subsequent anniversary of the date of grant, an installment shall become exercisable for 33% and 34%, respectively, of the number of shares subject to the Option until the Option has become fully exercisable. To the extent that any of the above installments is not exercised when it becomes exercisable, it shall not expire, but shall continue to be exercisable at any time thereafter until the Option shall terminate, expire or be surrendered. An exercise shall before whole shares only.

SECTION 4.4 - EXPIRATION OF OPTION

    The Option shall expire and may not be exercised to any extent after the expiration of ten years from the date the Option was granted.


                                      ARTICLE V

                          TERMS OF OPTIONS FOR KEY EMPLOYEES

SECTION 5.1 - OPTION AGREEMENT

         Options granted to key Employees shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of Holdings and which shall contain the terms and conditions of

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this Article V and such other terms and conditions as the Committee shall determine, consistent with the Plan.

SECTION 5.2 - OPTION PRICE

         (a) The price per share of the Common Stock subject to each Option granted pursuant to this Article V shall be set by the Committee. The price per share may be less than the fair market value of such shares on the date such Option is granted; provided that in no event shall the price per share be less than fifty (50%) percent of the fair market value of such shares on the date such Option is granted.

         (b) For the purpose of Section 5.2(a), the fair market value of a share of Common Stock on the date the Option is granted shall be the fair market value established by the Committee acting in good faith.

SECTION 5.3 - COMMENCEMENT OF EXERCISABILITY

         Subject to the provisions of Section 9.1, Options granted pursuant to this Article V shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Section 9.1, accelerate the time at which such Option or any portion thereof may be exercised.

SECTION 5.4 - EXPIRATION OF OPTIONS

    (a) No Option may be exercised to any extent by anyone after, and every Option shall expire no later than, the expiration of ten (10) years and one (1) day from the date the Option was granted.


    (b) Subject to the provisions of Section 5.4(a), the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable.

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                                      ARTICLE VI

                                 EXERCISE OF OPTIONS

SECTION 6.1 - PERSONS ELIGIBLE TO EXERCISE

    During the lifetime of the Optionee, only he or his guardian may exercise an Option granted to him, or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under Section 4.4 or 5.4, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

SECTION 6.2 - PARTIAL EXERCISE

    At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof expires or becomes unexercisable under
Section 4.4 or 5.4, such Option or portion thereof may be exercised in whole or in part; provided, however, that Holdings shall not be required to issue fractional shares. With respect to Options granted to key Employees, the Committee may, in the Stock Option Agreement, require any partial exercise to be with respect to a specified minimum number of shares.

SECTION 6.3 - MANNER OF EXERCISE


    An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when such Option or such portion becomes unexercisable:

         (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion thereof is exercised;

         (b) Full payment of the Option Price (in cash, by check or by a combination thereof) for the shares with respect to which such Option or portion thereof is thereby exercised, together with payment or arrangement for payment of any federal income or other tax required to be withheld by Holdings with respect to such shares;

         (c) Such representations and documents as the Committee reasonably deems necessary or advisable to effect compliance with all

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    applicable provisions of the Securities Act of 1933, as amended and any other federal, state or foreign securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

         (d) In the event that the Option or portion thereof shall be exercised pursuant to Section 6.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 6.4 - RIGHTS AS STOCKHOLDERS

         The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of Holdings in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by Holdings to such holders.

SECTION 6.5 - TRANSFER RESTRICTIONS

         The Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate, and any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares.


                                     ARTICLE VII

                                     STOCK AWARDS

SECTION 7.1 - ELIGIBILITY

         Each Eligible Director shall receive an annual Stock Award as of the date of such Director's election or re-election to serve on the Board; provided, however, that the Stock Award for 1996 shall be made as of May 31, 1996 or, if later, the date of the Director's election or re-election to serve on the Board. All Stock Awards shall be subject to the terms and conditions of this Article VII and such other terms and conditions as the Committee shall determine, consistent with the Plan.

SECTION 7.2 - GRANTING OF STOCK AWARD

    (a) Except as provided in Section 7.2(b) below, the annual Stock Award shall be made in the form of deferred stock units, as described in Section 7.3. Each Eligible Director shall receive an annual Stock Award of 1,000 deferred stock units.

    (b) Notwithstanding the foregoing, commencing with the annual Stock Award for 1997, an Eligible Director may elect to receive the Stock Award in the form of 1,000 shares of Common Stock. The election to receive shares of Common Stock must be made in writing by December 31 of the year preceding the year during which the Stock Award would otherwise be granted or, if later, within thirty days after the date a Director becomes a Director. An election to receive shares of Common Stock shall be irrevocable by the Director and shall be effective only for the year immediately the date on which it was filed.

SECTION 7.3 - DEFERRED STOCK UNITS

         Each deferred stock unit shall be equal in value to one share of Common Stock. As of the date any dividend is paid to shareholders of Common Stock, the Director shall be credited with additional deferred stock units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased at the closing price of Common Stock on such date with the dividend paid on the number of shares of Common Stock to which the Director's deferred stock units are then equivalent. In case of dividends paid in property, the dividend shall be deemed to be the fair market value of the property at the time of distribution of the dividend, as determined by the Committee.

SECTION 7.4 - DISTRIBUTION OF DEFERRED STOCK UNITS

    (a) Unless a Director has elected to receive installment payments as provided below, payment of a Director's deferred stock units shall be made in one lump-sum as soon as practicable following the end of the year in which the Director ceases to be a Director.

         At the election of the Director made in writing and delivered to the Committee at any time on or before December 1 of the year of termination of the Director's service as a Director, distribution of all of his or her deferred stock units, commencing as soon as practicable following the end of the year in which the Director ceases to be a Director, shall be made in any number of annual installments not exceeding ten. Any such election, unless made irrevocable by its

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terms, may be changed by written notice to the Committee at any time prior to
December 1 of the year of a Director's termination of service as a Director.

    (b) Distribution of a Director's deferred stock units shall be made in cash or stock. If distribution is made in cash, the amount of distribution shall be determined by multiplying the number of deferred stock units attributable to the installment by the average of the closing price in Common Stock on each business day in the month of December immediately prior to the year in which the installment is to be paid.

SECTION 7.5 - INSTALLMENT AMOUNT

    In the event a Participant has elected to receive distribution of his or her deferred stock units in more than one installment, the amount of each installment shall be determined by multiplying the current number of deferred stock units by a fraction, the numerator of which is one, and the denominator of which is the number of installments yet to be paid.

SECTION 7.6  -  DISTRIBUTION UPON DEATH

    In the event of the death of a Participant, whether before or after ceasing to serve as a Director, any deferred stock units to which he or she was entitled, shall be converted to cash and distributed in a lump sum to such person or persons or the survivors thereof, including corporations, unincorporated associations or trusts, as the Participant may have designated. All such designations shall be made in writing signed by the Participant and delivered to the Committee. A Participant may from time to time revoke or change any such designation by written notice to the Committee. If there is no unrevoked designation on file with the Committee at the time of the Participant's death, or if the person or persons designated therein shall have all predeceased the Participant or otherwise ceased to exist, such distributions shall be made in accordance with the Participant's will or in the absence of a will, to the administrator of the Participant's estate. Any distribution under this Section 7.6 shall be made as soon as practicable following the end of the fiscal quarter in which the Committee is notified of the Participant's death.
In this case, a Participant's deferred stock units shall be converted to cash by multiplying the number of whole and fractional shares of Common Stock to which the Participant's deferred stock units are equivalent by the average of the Closing Price of Common Stock on each business day during the last month of the calendar quarter prior to the date of death.

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SECTION 7.7  -   WITHHOLDING TAXES

    The Company shall deduct from all distributions under the Plan any taxes required to be withheld by federal, state, or local governments.


                                     ARTICLE VIII

                                    ADMINISTRATION

SECTION 8.1 - COMPENSATION COMMITTEE

    The Plan shall be administered by the Compensation Committee of the Board. In its absolute discretion, the Board may appoint a different committee comprised of two or more Directors to administer all or a portion of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

SECTION 8.2 - DUTIES AND POWERS OF COMMITTEE

    It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Grants and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules shall be consistent with the basic purpose of the Plan to make Grants. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by a majority of the Committee.

SECTION 8.3 - COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

    Members of the Committee shall not receive compensation for their services as members but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by Holdings. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, Holdings and the officers and Directors of Holdings shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, Holdings and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by Holdings with respect to any such action, determination or interpretation.


                                      ARTICLE IX

                               MISCELLANEOUS PROVISIONS

SECTION 9.1 - AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

         The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. Except as expressly permitted by the terms of the Plan, neither the amendment, suspension nor termination of the Plan shall, without the consent of the Participant alter or impair any rights or obligations under any Grant theretofore granted. No Grant may be made during any period of suspension nor after termination of the Plan, and in no event may any Grant be made under this Plan after the expiration of ten years from the date the Plan is adopted or the date the stockholders of Holdings approve this Plan, if earlier.

SECTION 9.2 - ADJUSTMENTS IN OUTSTANDING GRANTS

    In the event that the outstanding shares of Common Stock subject to Grants are, from time to time, changed into or exchanged for a different number or kind of shares of Holdings or other securities of Holdings by reason of a merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the aggregate number of shares which may be issued pursuant to Section 2.1 hereof and the number and kind of shares or other consideration as to which all outstanding Grants shall be outstanding and/or exercisable. Any such adjustment made by the Committee shall be final and binding upon all Participants, Holdings and all other interested persons.

SECTION 9.3 - EFFECT OF PLAN UPON OTHER OPTIONS AND COMPENSATION PLANS

    Nothing in this Plan shall be construed to limit the right of Holdings or any of its Subsidiaries (a) to establish any other forms of incentives or compensation for employees or Directors of Holdings or any of its Subsidiaries or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 9.4 - NO RIGHT TO CONTINUE IN EMPLOYMENT

         Nothing in this Plan or in any Stock Option Agreement hereunder (i) shall confer upon any Optionee who is an Employee any right to continue in the employ of Holdings or any of its Subsidiaries or (ii) shall interfere with or restrict in any way the rights of Holdings and its Subsidiaries, which are hereby expressly reserved, to terminate the employment of any Optionee at any time for any reason whatsoever, with or without good cause.

SECTION 9.5 - ADJUSTMENTS

    (a) In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, change of control, or similar event, the Committee may adjust appropriately the number of Shares subject to the Plan and available for or covered by Grants and Share prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required.

    (b) In the event of a Change of Control (as defined in paragraph 9.5(c) hereof):

         (i) Stock options granted pursuant to Section 5 hereof shall become fully vested and exercisable; provided; however, that the Committee may elect to make a cash payment to Participants in cancellation of such options in such amount as the Committee in its sole discretion shall determine, which amount shall not be less than the product of (x) and (y), where (x) is the excess of the Fair Market Value of Common Stock on the date of exercise over the exercise price, and (y) is the number of Shares subject to the stock options being canceled.

         (ii) The Committee shall have authority to revise the terms of any such Grant or any other Grant as it, in its discretion, deems appropriate; provided; however, that the Committee may not make revisions that are adverse to the Participant without the Participant's consent unless such revision is provided for or contemplated in the terms of the Grant.

    (c) For purposes of the Plan, a "Change of Control" shall mean the first to occur of the following events:

         (i) an individual, corporation, partnership, group, associate or other entity or "person", as such term is defined inn Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than Holdings or any employee benefit plans sponsored by Holdings or the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
    Act), directly or indirectly, of 30% or more of the combined voting power of Holdings' outstanding securities ordinarily having the right to vote at elections of directors.

         (ii) individuals who constitute the Holdings Board on October 11, 1995 (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election, or nomination for election by Holdings' shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Holdings in which such person is named as a nominee of Holdings for director), but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or "person" other than the Holdings Board, shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board;

         (iii) the approval by the shareholders of Holdings of a plan or agreement providing (1) for a merger or consolidation of Holdings other than with a wholly-owned subsidiary and other than a merger or consolidation that would result in the voting securities of Holdings outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Holdings or such surviving entity outstanding immediately after such merger or consolidation, or (2) for a sale, exchange or other disposition of all or substantially all of the assets of Holdings. If any of the events enumerated in this paragraph (iii) occur, the Holdings Board shall determine the effective date of the Change of Control resulting therefrom for purposes of the Program.

SECTION 9.6 - TITLES

    Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION 9.7 - PRONOUNS

    The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.